UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 21, 2011
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective April 21, 2011, the Board of Directors of NIKE, Inc. (the "Company") appointed Elizabeth J. Comstock to serve as a Director of the Company.

Elizabeth J. Comstock is Senior Vice President and Chief Marketing officer of General Electric Company (“GE”).  At GE, she was appointed Vice President, Communications, NBC News Communications in 1994, Senior Vice President, NBC Corporate Communications in 1996, Vice President of Corporate Communications in 1998, Corporate Vice President and Chief Marketing Officer in 2003, President, NBC Universal Integrated Media in 2006, and Senior Vice President and Chief Marketing Officer in 2008.  Prior to joining GE in 1994, Ms. Comstock held a succession of publicity and promotions positions at GE, NBC, CBS, and Turner Broadcasting.  She began her career in local television production in Virginia.  Ms. Comstock is a trustee of the Smithsonian’s Cooper-Hewitt National Design Museum.

    There was no arrangement or understanding pursuant to which Ms. Comstock was elected as a director, and there are no related party transactions between the Company and Ms. Comstock. The committee on which she will serve has not been determined.

    The Company issued a press release on April 21, 2011 announcing the appointment of Ms. Comstock.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit 99.1                      Press Release dated April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: April 21, 2011	By:	/s/ Donald W. Blair
Name Donald W. Blair
Title Chief Financial Officer